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                                                                   EXHIBIT 10.20

                                                                  EXECUTION COPY


                      AGREEMENT OF SALE AND ACQUISITION OF
                       BENEFICIAL AND EQUITABLE OWNERSHIP
                           INTERESTS IN REAL PROPERTY


      THIS AGREEMENT OF SALE AND ACQUISITION OF BENEFICIAL AND EQUITABLE OWNERSHIP INTERESTS IN REAL PROPERTY ("AGREEMENT") made this 13th day of September, 2001 between ROBERT MARTIN COMPANY, LLC a New York limited liability company duly organized, validly existing and in good standing under the laws of the State of New York ("SELLER"), having an address at 100 Clearbrook Road, Elmsford, New York 10523 and CLEARBROOK ROAD ASSOCIATES L.L.C., a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York ("PURCHASER") having an address at c/o Chicago Deferred Exchange Corporation, 171 North Clark Street, Ninth Floor, Chicago, Illinois 60601.

      WHEREAS, Purchaser desires to purchase and Seller desires to sell, transfer and convey all of Seller's beneficial and equitable rights and interest in and to approximately 4.239 acres of vacant land (the "Land") being a part of certain real property known as 75 Clearbrook Road, Elmsford, New York (the "75 Clearbrook Property") in accordance with the terms and conditions of this Agreement;

      WHEREAS, the parties acknowledge that pursuant to that certain Contribution and Exchange Agreement (the "Contribution Agreement") dated January 24, 1997 by and among Seller, together with one of its related entities, and Mack-Cali Realty, L.P ("MCRLP") (formerly known as Cali Realty, L.P.), together with its general partner Mack-Cali Realty Corporation, (formerly known as Cali Realty Corporation), Seller agreed among other things to convey to MCRLP in exchange for the consideration specified in the Contribution Agreement, all of Seller's right, title and interest in and to a portion of the 75 Clearbrook Property which had been developed and both was and remains adjacent to the Land (the "Developed Property"), and due to the lack of any legally effective subdivision or plan of subdivision of the 75 Clearbrook Property separating the Land from the Developed Property, Seller was compelled to transfer legal title to the entire 75 Clearbrook Property, including the portion thereof constituting the Land, in order to convey all of its right, title and interest in and to the Developed Property to MCRLP;

      WHEREAS, the parties to the Contribution Agreement did not intend MCRLP to acquire ownership of or, any beneficial or equitable interest or rights in or to, the Land, and in accordance with such intention Seller and MCRLP agreed and provided in the Contribution Agreement, that Seller retained all of the beneficial interests rights in and to the Land and remained the beneficial owner thereof and that MCRLP had no beneficial, equitable or other interests or rights in the Land whatsoever other than mere legal title thereto, which was acquired and was to be held by MCRLP solely in its capacity as agent and nominee of Seller, for the sole and absolute benefit of Seller (which for all periods from the date of execution of the Contribution Agreement until the date and time hereof has been and continues to be the sole and absolute beneficial owner of the Land);

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      WHEREAS, pursuant to the Contribution Agreement, MCRLP, for all periods from the time of execution of such agreement until the date and time hereof, has adhered to the terms to the terms of the Contribution Agreement, and has served and acted as Seller's agent and nominee for the sole and limited purpose of acquiring and holding bare legal title to the Land for the sole and absolute benefit of Seller and has taken only such actions with respect to such Land during such periods as Seller has directed;

      WHEREAS, MCRLP is required by the terms of the Contribution Agreement and has acknowledged and renewed its obligation to continue to act as Seller's agent and nominee for the foregoing such limited purpose for all periods following the date hereof up and to the moment of closing of the sale and conveyance of Seller's beneficial interests and rights in and to the Land pursuant to this Agreement and to act only in accordance with Seller's directions during such period.

      NOW THEREFORE, In consideration of the mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1 DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

      "BUSINESS DAY" means all day other than Saturday, Sunday or a day on which national banking associations are authorized or required to close.

      "CLOSING" means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.

      "CLOSING DATE" means the date on which the Closing occurs, which date will be the date hereof. Notwithstanding the foregoing, Purchaser shall have the right to accelerate the Closing on at least five (5) days notice to Seller, but which notice shall not constitute a waiver by Purchaser of any obligations of Seller hereunder which obligations will not have been performed by Seller by the date set forth in Purchaser's acceleration notice, and which obligations shall survive Closing.

      "CLOSING STATEMENT" has the meaning ascribed to such term in Section 10.4.

      "CODE" has the meaning ascribed to such term in Section 10.3(d).

      "CONVEYANCE DOCUMENT" has the meaning ascribed to such term in Section 10.3(a).

      "EFFECTIVE DATE" shall mean the date set forth in the opening paragraph of this Agreement.


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      "GOVERNMENTAL REGULATIONS" means all laws, ordinances, rules and regulations of any governmental and quasi-governmental bodies or agencies applicable to Seller, the Land, or any portion thereof, including without limitation, the use, operation or construction of any of the foregoing.

      "IMPROVEMENTS" means all buildings, structures, fixtures, parking areas and improvements located or to be constructed on the Land.

      "LAND" means approximately 4.239 acres of vacant land as shown on that certain survey prepared for Cross Westchester Realty Associates L.P. in the Town of Greenburgh, Westchester County, N.Y., dated February 1, 1997, prepared by Ward, Carpenter Engineers, Inc., being a part of real property known as 75 Clearbrook Road, located within the Cross Westchester Executive Park, located in Westchester County, State of New York, as more particularly described on the legal description attached hereto and made a part hereof as EXHIBIT A, together with all of Seller's right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller's right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface development rights and water rights.

      "PERMITTED EXCEPTIONS" has the meaning ascribed to such term in Section
6.1.

      "PERSONAL PROPERTY" means any and all furniture, fixtures, machinery and equipment owned by Seller and situated on the Land and used in connection with the ownership and operation thereof.

      "PROPERTY" has the meaning ascribed to such term in Section 2.1.

      "PURCHASE PRICE" has the meaning ascribed to such term in Section 3.1.

      "PRORATION ITEMS" has the meaning ascribed to such term in Section 10.4.

      SECTION 1.2 REFERENCES: EXHIBITS AND SCHEDULES. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words "herein," "hereof" "hereinafter" and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.


                                   ARTICLE II
                      AGREEMENT OF PURCHASE AND ACQUISITION

      SECTION 2.1 AGREEMENT. In consideration of the payment of the Purchase Price, Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase, accept and assume from Seller, on the Closing Date subject to the terms and conditions of this Agreement, all of the Sellers rights and interests (beneficial, equitable or otherwise) in and to the following (collectively, the "PROPERTY"):


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                  (a) the Land

                  (b) the Improvements

                  (b) the Personal Property, if any;

                  (c) all of Seller's right, title and interest in and to all intangible personal property used in connection with the ownership and operation of the Land and/or the Improvements, including, without limitation, all warranties, permits, and licenses relating thereto;

                  (d) all of Seller's right, title and interest, to the extent assignable or transferable, in and to all other intangible rights, titles, interests, privileges and appurtenances owned by Seller and related to or used exclusively in connection with the ownership, use or operation of the Land and/or the Improvements; and

                  (e) any and all of Seller's rights, entitlements and claims of any kind whatsoever under the Contribution Agreement with respect to the Land or MCRLP's appointment as Seller's nominee and agent and agreement and obligation to act as Seller's nominee and agent soley for purposes of holding title to the Land and acting with respect thereto solely in accordance with Seller's directions, including without limitation (i) Seller's right to direct MCRLP to transfer legal title to the Land to Seller at such time as the Land shall be subdivided from the 75 Clearbrook Property, and (ii) any and all claims which Seller may have under the Contribution Agreement against MCRLP in connection with MCRLP acting as nominee (with respect to the Property) for Seller pursuant to the Contribution Agreement.

                  On the Closing Date, Purchaser and Seller shall agree to a schedule setting forth the allocation of the Purchase Price to the Personal Property, if any, or other items of the Property described in (c) and (d) sold, conveyed and assigned to Seller hereunder, based on their respective values.

      SECTION 2.2 RELATED AGREEMENTS. In addition to the sale of the Property provided for in Section 2.1 hereof, Seller hereby agrees to assign and transfer to Purchaser any and all warranties and guaranties, to the extent assignable or transferable, together with any and all service contracts and any other agreements affecting the Property (collectively, the "RELATED AGREEMENTS"). In the event any of the Related Agreements are not assignable or transferable, Seller hereby agrees, at Purchaser's sole cost and expense, to promptly enforce any such non-assignable or non-transferable Related Agreements on Purchaser's behalf upon receipt of request therefor from Purchaser. The obligations contained in this Section 2.2 shall survive the Closing Date.


                                   ARTICLE III
                                  CONSIDERATION

      SECTION 3.1 PURCHASE PRICE. The purchase price for the Property (the "PURCHASE PRICE") shall be an amount equal to ONE MILLION AND NO/100 DOLLARS, ($1,000,000.00)


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subject to adjustment as herein provided.

      SECTION 3.2 METHOD OF PAYMENT OF PURCHASE PRICE. No later than 1:00 p.m. Eastern Standard Time on the Closing Date, Purchaser shall pay the Purchase Price to Seller or as Seller otherwise directs, by bank check or Federal Reserve wire transfer of immediately available funds, together with all other costs and amounts to be paid by Purchaser at the Closing pursuant to the terms of this Agreement.


                                   ARTICLE IV

                              INTENTIONALLY OMITTED



                                    ARTICLE V
                              SALE AS-IS, WHERE-IS

      SECTION 5.1 SALE "AS IS".

            (a) EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT TO THE CONTRARY, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE OF, AS TO, OR
CONCERNING: (I) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION (A) THE WATER, SOIL AND GEOLOGY AND THE SUITABILITY THEREOF, AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, (B) THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS THEREON (INCLUDING BUT NOT LIMITED TO THE PRESENCE OF ASBESTOS OR THE RELEASE OR THREATENED RELEASE OF HAZARDOUS SUBSTANCES) AND (C) COMPLIANCE WITH ALL APPLICABLE LAWS, RULES OR REGULATIONS; (II) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; (III) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY AND
(IV) THE ACCURACY OR COMPLETENESS OF ANY DOCUMENT SUPPLIED TO PURCHASER AS PART OF THE PURCHASER'S INSPECTION, OR OTHERWISE. PURCHASER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND, EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, SELLER
(X) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND (Y) DOES NOT MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS, WHERE IS, WITH ALL FAULTS" BASIS, AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER


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HEREIN, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR
ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY OR OTHERWISE.

            (b) Except as expressly set forth in this Agreement, Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any conditions, including environmental conditions affecting the Property, such as the presence of asbestos, petroleum products or other hazardous substances or contamination of the Property by a release of hazardous substances, pollutants, contaminants or petroleum products and Purchaser is purchasing the Property AS-IS, WHERE-IS and WITH ALL FAULTS.


                                   ARTICLE VI
                               CONDITION OF TITLE

      SECTION 6.1 CONDITION OF TITLE. Attached hereto as EXHIBIT B is a complete list of all liens and encumbrances encumbering the Land and the Improvements existing on the date hereof (the "PERMITTED EXCEPTIONS"). Notwithstanding anything to the contrary contained in Article 5 hereof, Seller shall sell, convey and assign to Purchaser the Property subject only to the Permitted Exceptions. In furtherance of the foregoing, Seller shall not place any lien or encumbrance upon the Property, including without limitation any mortgage liens or other liens used to secure debt, from and after the date hereof without the express written consent of Purchaser, which consent may be withheld or granted in Purchaser's sole discretion. If on the Closing Date there exists liens or encumbrances on the Property other than the Permitted Exceptions and other than liens or encumbrances placed upon the Property by or as a result of the actions of MCRLP, Purchaser shall have the option to either (i) waive the provisions of this Section 6.1 and proceed with the Closing with an adjustment to the Purchase Price equal to an amount Seller and Purchaser reasonably agree shall be necessary to remove such additional liens or encumbrances, or (ii) postpone the Closing for such time as may be necessary for Seller to remove such additional liens or encumbrances. In the event Purchaser elects to postpone the Closing as herein provided, if Seller does not provide Purchaser with written notice that such additional liens or encumbrances have been removed within sixty (60) days from the originally scheduled Closing Date, Purchaser shall have the right, as its sole and exclusive remedy, to terminate this Agreement upon written notice to Seller.


                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

      SECTION 7.1 SELLER'S REPRESENTATIONS AND WARRANTIES. The following constitute the sole representations and warranties of Seller which representations and warranties shall be true as of the Effective Date. Seller represents and warrants to Purchaser the following:

                  (a) STATUS. Seller is a limited liability company duly organized and validly existing under the laws of the State of New York.


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                  (b) AUTHORITY. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller.

                  (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.

                  (d) CONSENTS. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

                  (e) LAND. Seller is currently the sole owner of the beneficial and equitable rights and interests in the Property and the second, third and fourth whereas clauses are true and correct as if re-written herein.

      SECTION 7.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller the following:

                  (a) STATUS. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of New York.

                  (b) AUTHORITY. The execution and delivery of this Agreement and the performance of Purchaser's obligations hereunder have been or will be duly authorized by all necessary action on the part of Purchaser and this Agreement constitutes the legal, valid and binding obligation of Purchaser.

                  (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.

                  (d) CONSENTS. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.


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                                  ARTICLE VIII
                                  CONDEMNATION

      SECTION 8.1 CONDEMNATION OF PROPERTY. In the event of any condemnation or sale in lieu of condemnation of all or any portion of the Property Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Property, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price.


                                   ARTICLE IX
                              INTENTIONALLY OMITTED



                                    ARTICLE X
                                     CLOSING

      SECTION 10.1 CLOSING. The consummation of the transaction contemplated by this Agreement by delivery of documents and payments of money shall take place 10:00 a.m. on the Closing Date at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, 10th Floor, New York, New York 10022. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended. The acceptance of the Deed and other closing documents required hereunder by Purchaser shall be deemed to be full performance and discharge of each and every agreement and obligation on the part of the Seller to be performed hereunder.

      SECTION 10.2 PURCHASER'S CLOSING OBLIGATIONS. On the Closing Date, Purchaser, at its sole cost and expense, will deliver the following items to Seller at Closing as provided herein:

                  (a) The Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;

                  (b) A counterpart original of an assignment and assumption agreement of the Related Agreements in a form reasonably and mutually acceptable to Seller and Purchaser, duly executed by Purchaser, providing for the assignment and assumption of the Related Agreements as contemplated in Article II hereof, which assignment shall be effective as of the Closing Date (the "ASSIGNMENT AND ASSUMPTION OF RELATED AGREEMENTS");

                  (c) A counterpart original of the Closing Statement (as hereinafter defined), duly executed by Purchaser;

                  (d) Counterpart originals of the transfer tax returns, each duly executed by Purchaser; and


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                  (e) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction with is the subject of this Agreement.

      SECTION 10.3 SELLER'S CLOSING OBLIGATIONS. At the Closing, Seller will deliver to Purchaser the following documents:

                  (a) A Transfer Document (the "CONVEYANCE DOCUMENT"), duly executed and acknowledged by Seller, conveying to the Purchaser all of Seller's beneficial, equitable and other rights, benefits, title and interest in and to the Property subject only to the Permitted Exceptions;

                  (b) A counterpart original of the Assignment and Assumption of Related Agreements;


                  (c) Counterparts of the transfer tax returns, duly executed by Seller, together with any payments due in connection therewith;

                  (d) A certificate signed by the managing member or officer of Seller to the effect that seller is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "CODE"), in order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code.

                  (e) All licenses, files and all other documents in Seller's possession or control relating to the Property; and

                  (f) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction with is the subject of this Agreement.

      SECTION 10.4 PRORATIONS. Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day preceding the Closing Date (the "PRORATION TIME"), the real estate and personal property taxes and assessments payable by the owner of the Property (collectively, the "PRORATION ITEMS"). Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Proration Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Purchaser and submitted to Seller for Seller's approval prior to the Closing Date (the "CLOSING STATEMENT"). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller. The proration herein contemplated shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums, and Seller's insurance policies will not be assigned to Purchaser.


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      SECTION 10.5 INTENTIONALLY OMITTED.

      SECTION 10.6 DELIVERY OF PROPERTY. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Property and the Land, subject only to the Permitted Exceptions.

      SECTION 10.7 CLOSING COSTS. Closing costs incurred in connection with the Closing will be allocated as follows:

                  (a) Seller shall pay all New York real estate transfer tax fees due in connection with the Closing.

                  (b) Seller shall pay Seller's attorney's fees.

                  (c) Purchaser shall pay the costs of recording any instruments required in connection with the Closing and Purchaser's attorney's fees.

                  (d) Any other costs and expenses of Closing not provided for in this Section 10.7 shall be allocated between Purchaser and Seller in accordance with the custom of Westchester County, New York.

                  (e) If the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.


                                   ARTICLE XI
                                    REMEDIES

      SECTION 11.1 DEFAULT BY SELLER. In the event the Closing and the transactions contemplated hereby do not occur as herein provided by reason of any default of Seller, Purchaser may exercise any and all rights and remedies available to Purchaser at law or in equity, including, without limitation, the right to (a) terminate this Agreement, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement; or (b) seek to enforce specific performance of this Agreement.

      SECTION 11.2 DEFAULT BY PURCHASER. In the event the closing and the consummation of the transactions contemplated herein do not occur as provided herein by reason of any default of Purchaser, Seller may exercise any and all rights and remedies available to Seller at law or in equity, including, without limitation, the right to seek to enforce specific performance of the Agreement. Notwithstanding anything to the contrary contained herein, in no event shall Seller have the right to terminate this Agreement on account of Purchaser's default hereunder.


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                                   ARTICLE XII
                                     NOTICES

      SECTION 12.1 NOTICES. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) sent by a nationally recognized overnight courier service, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of delivery or refusal to accept delivery. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

      If to Purchaser:  Clearbrook Road Associates, L.L.C.
                        c/o Chicago Deferred Exchange Corporation
                        171 North Clark Street, 9th Floor
                        Chicago, Illinois 60601
                        Attn: Miriam Golden, Esq.
                        (312) 223-3394 (tele.)
                        (312) 223-3301 (fax)

with a copy to:         Chicago Deferred Exchange Corporation
                        171 North Clark Street, 9th Floor
                        Chicago, Illinois 60601
                        Attn: Miriam Golden, Esq.
                        (312) 223-3394 (tele.)
                        (312) 223-3301 (fax)


      If to Seller:     Robert Martin Company, LLC
                        100 Clearbrook Road
                        Elmsford, New York  10523
                        Attn.:  Martin S. Berger
                        (914) 593-7922  (tele.)
                        (914) 592-4836  (fax)


      with a copy to:   Robert Martin Company, LLC
                        100 Clearbrook Road
                        Elmsford, New York  10523
                        Attn.:  Lloyd I. Roos, Esq.
                                Senior Vice President and General Counsel
                        (914) 593-7918  (tele.)
                        (914) 592-5486  (fax)


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                                  ARTICLE XIII
                          ASSIGNMENT AND BINDING EFFECT

      SECTION 13.1 ASSIGNMENT: BINDING EFFECT. Purchaser and Seller shall both have the right to assign this Agreement without the other's prior written consent to an entity controlled by or under common control with Purchaser or Seller, as applicable. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.


                                   ARTICLE XIV
                                  MISCELLANEOUS

      SECTION 14.1 WAIVERS. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

      SECTION 14.2 RECOVERY OF CERTAIN FEES. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover certain fees from the other party including all attorneys' fees and costs resulting therefrom. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 14.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

      SECTION 14.3 INTENTIONALLY OMITTED.

      SECTION 14.4 CONSTRUCTION. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.


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      SECTION 14.5 COUNTERPARTS. To facilitate execution of this Agreement, this
Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.

      SECTION 14.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 14.7 ENTIRE AGREEMENT. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

      SECTION 14.8 GOVERNING LAW. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SECTION 14.9 NO RECORDING. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded and any recording of this Agreement by Purchaser will be deemed an event of default hereunder.

      SECTION 14.10 FURTHER ACTIONS. The parties agree to execute such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

      SECTION 14.11 NO OTHER INDUCEMENTS. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, or warranties except as set forth herein.

      SECTION 14.12 EXHIBITS. Exhibits A through C attached hereto are incorporated herein by reference.

      SECTION 14.13 NO PARTNERSHIP. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of seller and purchaser with respect to the Property to be conveyed as contemplated hereby.


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      SECTION 14.14 LIMITATIONS ON BENEFITS. It is the explicit intention of
Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.

      IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.

                              PURCHASER:

                              CLEARBROOK ROAD ASSOCIATES L.L.C, a
                              New York limited liability company

                              By:  CDECRE, Inc., an Illinois corporation


                                    by: /s/ Mary Cunningham
                                       ---------------------------
                                       Name:  Mary Cunningham
                                       Title:


                              SELLER:

                              ROBERT MARTIN COMPANY, LLC, A NEW YORK
                              LIMITED LIABILITY COMPANY


                              By: /s/ Martin S. Berger
                                 ---------------------------
                              Name:  Martin S. Berger
                              Title: Manager




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